For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:
John Rigali	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044

Peerless Systems Announces Fiscal Fourth Quarter Results

Company reports fourth quarter net income of $1.6 million, or $0.09 per diluted share, and full-year net income of $3.3 million, or $0.17 per diluted share;
Year-end cash position reaches $16.4 million

EL SEGUNDO, Calif., March 14, 2007 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today reported financial results for its 2007 fourth quarter and full-fiscal year ended January 31, 2007.

Fourth Quarter Results
Revenue in the fourth quarter was $8.7 million versus $9.6 million in the fourth quarter a year ago, and $8.0 million in the third fiscal quarter of 2007. Product licensing revenue was $6.1 million compared with $6.7 million in last year’s fourth quarter and $5.0 million in the third fiscal quarter. Engineering services and maintenance revenue was $2.6 million versus $2.7 million in the fourth quarter a year ago and $3.0 million in the third fiscal quarter. Peerless earned the full $0.25 million in performance incentives associated with its long-term engineering services agreement with Kyocera-Mita Corporation.

The company signed two fourth-quarter block license agreements valued at $4.8 million, all of which were recognized as revenue during the quarter. The current portion of contract backlog for engineering services is $2.6 million, which management believes should be recognized during first quarter of fiscal 2008 and includes revenue expected under the Kyocera-Mita memorandum of understanding (MOU). Contract backlog does not include up to $0.25 million in potential incentive fees associated with the Kyocera-Mita MOU.

Fourth quarter gross margin was 63.1% compared with 57.0% in the fourth quarter last year and 42.3% in the 2007 third fiscal quarter. The quarter-over-quarter improvement in gross margin was due to a more favorable mix of Peerless intellectual property to third party intellectual property being sold, which resulted in lower royalty expense per sales dollar. Research and development expenses in the fourth quarter were $1.2 million, or 14.2% of revenue, versus $1.7 million, or 17.4% of revenue, in the fourth quarter last year, and $1.3 million, or 16.3% of revenue, in 2007 third fiscal quarter. The year-over-year decline in R&D expenses resulted from the completion of work on various software development products, which are now reflected in cost of sales. Sales and marketing expenses were $0.7 million, or 8.2% of revenue, versus $0.9 million, or 9.2% of revenue, in last year’s fourth quarter, and $0.8 million, or 9.8% of revenue, in the third fiscal quarter.

General and administrative expenses were $2.1 million, or 24.0% of revenue, compared with $1.2 million, or 12.4% of revenue, in the fourth quarter last year and $1.4 million, or 17.8% of revenue, in the 2007 third fiscal quarter. The increase in general and administrative expense during this fiscal year resulted primarily from a one-time charge associated with the company’s previously announced expense reduction program; a one-time charge associated with the company’s previously announced consultancy agreement with its former CEO; stock based compensation expense not required to be recorded in previous years, and Sarbanes-Oxley compliance expenses resulting from the company’s recent classification as an “accelerated-filer.”

Peerless reported fourth quarter net income of $1.6 million, or $0.09 per diluted share, versus net income of $1.8 million, or $0.09 per diluted share, in last year’s fourth quarter. The company reported a net loss of $0.02 million, or $0.00 per diluted share, in the third fiscal quarter of 2007.

The company ended fiscal 2007 with total assets of $23.6 million, which included cash and cash equivalents of $16.4 million, or $0.86 per diluted share. Stockholders’ equity was $16.2 million, or $0.85 per diluted share. Days sales outstanding (DSO) for receivables and unbilled dropped from 86 at the end of the third quarter to 60 at the end of the fourth quarter. DSO at the end of fiscal 2006 was 48.

Full-year Results
For the full fiscal year, total revenue was $33.4 million versus $36.2 million in fiscal 2006. Gross margin for fiscal 2007 was 57.9% versus 52.9% in the prior year. Net income for fiscal 2007 was $3.3 million, or $0.17 per diluted share, versus net income of $4.3 million, or $0.23 per diluted share, in fiscal 2006.

Management Commentary
Chief Executive Officer Rick Roll said, “The fourth quarter represented a strong finish to fiscal 2007, and was marked by both a significant improvement in our net income performance versus the second and third fiscal quarters, and by our successful efforts to streamline the business and improve operational efficiencies. I am very encouraged by what the Peerless team has accomplished in the three months since my arrival. We have completed a detailed examination of our existing business and implemented a restructuring plan that is intended to better match expenses to anticipated revenue. The company is now in the process of evaluating strategic alternatives to fuel growth.

"As we have stated previously, the dynamics of the digital imaging industry are changing rapidly. Historically, in the mature monochrome market, we have seen longer product lifecycles, greater volumes of units sold, and a favorable correlation between engineering hours and royalty revenue. Today, as we have shifted to the rapidly emerging color market, we have seen shorter product life cycles with sharply lower unit sales per model and less favorable correlations between engineering hours and royalty revenue than within the monochrome market. Furthermore, because of rapid price declines across all segments, many units are being sold below cost, offset by profitable consumables. Thus, this ‘razor and blades’ model exerts strong downward price pressure on IP licensing.

“As a result of these changes, we are adjusting our strategy so as to focus on the core IP offerings of Peerless and expand the applications of these technologies across our current and prospective customer base and a broader range of product offerings. We believe this strategy may increase the competitive advantage of our technologies and result in an increase in our base of customers, despite the fact that we continue to witness substantial pressure toward OEM consolidation, as well as downward price pressure. Examples of technologies we are already pursuing include our XPS Interpreter supporting Microsoft’s XPS language, and our Hardware IP products. We believe the margin potential associated with this strategy is compelling and, if successful, would allow us to maintain our profit objectives over the coming fiscal year.

“While leveraging our core competencies and managing our cost structure, we believe it also is necessary to expand into ancillary sectors of the imaging industry to grow our business. In recent years, technological advancements have fostered the emergence of several new product categories, such as printer-based all-in-one devices and software solution applications. We are continuing our review of the industry landscape and development of our strategy for entering select product segments that we believe would blend well with our core business and could be additive to our top-line performance over the long term. We are exploring acquisitions, joint venture opportunities and strategic relationships to accomplish this goal, and our initial focus is in the application software sector. Although we have identified a limited number of potential transactions, we have not yet initiated active negotiations and there are risks that we may not consummate an acquisition, joint venture or strategic relationship, and our strategy may not be successful. We are nonetheless excited by the direction we have selected and the opportunities it could represent to the performance of the business.”

Guidance
Management said it expects to report net income for fiscal 2008 in a range of $3.8 million to $4.5 million on revenue that is expected to range from $29.0 million to $31.0 million. As previously reported, due to declining demand for the company’s core monochrome technologies and the expected timing of initial licensing revenue from the company’s high-performance color technologies, management expects to report a net loss in the first and second quarters of fiscal 2008, but anticipates a transition to profitability and markedly stronger overall financial results during the second half of the fiscal year.

Management and the board of directors will continue to consider all opportunities to enhance the value of the company, including aggressive marketing of new technologies, development of new market opportunities, raising additional capital, mergers, and/or acquisitions.

Peerless Systems Conference Call
Management will hold a conference call to discuss fiscal fourth quarter results today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Investors are invited to listen to the call live via the Internet at www.peerless.com, or by dialing into the teleconference at 800-320-2978 (617-614-4923 for international callers) and entering the passcode 84332359. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and an audio replay will be available through March 21, 2007, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 57207736.

About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. Such statements include, but are not limited to, the likelihood that: the contract backlog, or incentive fees under the Kyocera-Mita MOU, will be realized; the reduction in R&D expense or the sales and marketing expenses will be sustained; the costs associated with the restructuring will not exceed the amount currently anticipated; we will be successful in implementing our strategy; we have correctly assessed and will realize the improvement in margins anticipated to result from this strategy; we will be successful in leveraging our core competencies, managing our cost structure, expanding to ancillary sectors or growing our business; we will be successful in identifying, negotiating, closing or integrating any acquisition, joint venture or strategic relationship; or we will be successful in achieving the foregoing guidance. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, the rapid changes taking place in the emerging color print devices markets, contract backlog will be realized, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights and our ability to execute our business plan and strategic partnering transactions.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including but not limited to, our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2006 in the section called “Certain Factors and Trends Affecting Us and Our Business” filed on May 1, 2006 and our most recent quarterly report on Form 10-Q for the quarter ended October 31, 2006 in the section called “Item 1A. - Risk Factors” filed on December 14, 2006. Copies of Peerless’ press releases and additional information about Peerless are available at www.Peerless.com or you can contact Peerless Investor Relations by calling (303) 393-7044.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

- Financial tables follow -

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended January 31		Twelve Months Ended January 31
	2007	2006	2007	2006
Revenues:
Product licensing	$6,134	$6,689	$21,758	$21,021
Engineering services and maintenance	2,569	2,714	11,232	11,921
Other sales	1	235	393	3,215
Total revenues	8,704	9,638	33,383	36,157
Cost of revenues:
Product licensing	756	1,721	4,612	6,499
Engineering services and maintenance	2,210	2,241	8,768	8,085
Other sales	243	182	670	2,464
Total cost of revenues	3,209	4,144	14,050	17,048
Gross margin	5,495	5,494	19,333	19,109
Operating expenses:
Research and development	1,233	1,676	6,706	5,728
Sales and marketing	712	889	3,040	3,481
General and administrative	2,090	1,197	6,746	5,553
Total operating expenses	4,035	3,762	16,492	14,762
Income (loss) from operations	1,460	1,732	2,841	4,347
Other income (expense)	143	24	468	(4)
Income (loss) before income taxes	1,603	1,756	3,309	4,343
Provision (benefit) for income taxes	15	1	23	29
Net income (loss)	$1,588	$1,755	$3,286	$4,314
Basic earnings per share	$0.09	$0.10	$0.19	$0.26
Diluted earnings per share	$0.09	$0.09	$0.17	$0.23
Weighted average common shares outstanding — basic	17,152	16,770	17,097	16,496
Weighted average common shares outstanding — diluted	18,537	19,312	18,968	18,465

PEERLESS SYSTEMS CORPORATION
UNAUDITED PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31, 2007	January 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$16,378	$13,220
Trade accounts receivable, net	1,748	2,128
Unbilled receivables	4,011	3,032
Inventory	62	—
Prepaid expenses and other current assets	685	559
Total current assets	22,884	18,939
Property and equipment, net	558	904
Other assets	159	191
Total assets	$23,601	$20,034

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$233	$479
Accrued wages	637	693
Accrued compensated absences	932	872
Accrued product licensing costs	3,035	4,325
Other current liabilities	1,315	743
Deferred revenue	807	708
Total current liabilities	6,959	7,820
Other liabilities	459	275
Total liabilities	7,418	8,095
Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	51,908	50,939
Accumulated deficit	(35,639)	(38,925)
Accumulated other comprehensive income	10	21
Treasury stock, 150 shares, at cost	(113)	(113)
Total stockholders’ equity	16,183	11,939
Total liabilities and stockholders’ equity	$23,601	$20,034

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended January 31,
	2007	2006
Cash flows from operating activities:
Net income	$3,286	$4,314
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	906	1,332
Share-based compensation	612	—
Other	(11)	(5)
Changes in operating assets and liabilities:
Trade accounts receivables	380	(91)
Unbilled receivables	(979)	(2,080)
Inventory	(62)	688
Prepaid expenses and other assets	(84)	63
Accounts payable	(246)	(391)
Accrued product licensing costs	(1,290)	1,961
Deferred revenue	99	(189)
Other liabilities	760	531
Net cash provided by (used in) operating activities	3,371	6,133
Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	—	1,404
Purchases of property and equipment	(217)	(210)
Purchases of software licenses	(353)	(385)
Net cash (used) provided by investing activities	(570)	809
Cash flows from financing activities:
Proceeds from issuance of common stock	—	440
Proceeds from exercise of common stock options	357	739
Net cash provided by financing activities	357	1,179
Net increase (decrease) in cash and cash equivalents	3,158	8,121
Cash and cash equivalents, beginning of period	13,220	5,099
Cash and cash equivalents, end of period	$16,378	$13,220